UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2008

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 7.01 REGULATION FD DISCLOSURE

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

SIGNATURE

EXHIBIT INDEX

Exhibit 99.1

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 8, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended March 31, 2008.

ITEM 7.01     REGULATION FD DISCLOSURE

On May 8, 2008, Salem Communications Corporation issued a press release regarding its results of operations for the quarter ended March 31, 2008.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits. The following exhibit is furnished with this report on Form 8-K:

Exhibit No.	Description
99.1	Press release, dated May 8, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: May 8, 2008	By: /s/ EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated May 8, 2008, of Salem Communications Corporation regarding its results of operations for the quarter ended March 31, 2008.

 EXHIBIT 99.1

SALEM COMMUNICATIONS ANNOUNCES FIRST QUARTER 2008 TOTAL REVENUE OF $54.5 MILLION

CAMARILLO, CA May 8, 2008 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, today announced results for the three months ended March 31, 2008.

First Quarter 2008 Results

For the quarter ended March 31, 2008 compared to the quarter ended March 31, 2007:

•

Total revenue decreased 1.3% to $54.5 million from $55.2 million;

•

Operating income increased 9.9% to $12.9 million from $11.8 million;

•

Net income increased to $5.0 million, or $0.21 net income per diluted share, from $3.0 million, or $0.12 net income per diluted share;

•

EBITDA increased 16.0% to $18.2 million from $15.7 million;

•

Adjusted EBITDA decreased 11.8% to $11.5 million from $13.1 million;

Broadcasting

•

Net broadcasting revenue decreased 3.2% to $48.4 million from $49.9 million;

•

Station operating income (“SOI”) decreased 9.1% to $16.2 million from $17.9 million;

•

Same station net broadcasting revenue decreased 3.9% to $46.5 million from $48.4 million;

•

Same station SOI decreased 7.6% to $16.2 million from $17.5 million;

•

Same station SOI margin decreased to 34.7% from 36.1%;

Non-broadcast Media

•

Non-broadcast revenue increased 16.0% to $6.1 million from $5.3 million; and

•

Non-broadcast operating income decreased to a loss of $0.1 million from income of $0.3 million.

Included in the results for the quarter ended March 31, 2008 are:

•

A $6.0 million gain primarily from the disposal of the assets of KTEK-AM in Houston, Texas ($3.2 million gain, net of tax, or $0.14 per diluted share);

•

A $1.4 million income ($0.06 gain per diluted share), net of tax, from discontinued operations consisting of:

o

A pretax gain of $2.2 million from the sale of WRRD-AM in Milwaukee, Wisconsin;

o

The operating results of both WRRD-AM and WFZH-FM in Milwaukee, Wisconsin; and

o

The operating results of CCM Magazine;

•

A $0.7 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.6 million non-cash compensation included in corporate expenses; and

o

$0.1 million non-cash compensation included in broadcasting operating expenses.

Included in the results for the quarter ended March 31, 2007 are:

•

A $3.3 million gain primarily from the disposal of the assets of WKNR-AM in Cleveland, Ohio ($1.8 million gain, net of tax, or $0.07 per diluted share);

•

A $0.1 million income, net of tax, from discontinued operations includes the operating results of WRRD-AM and WFZH-FM in Milwaukee, Wisconsin and CCM Magazine; and

•

A $0.8 million non-cash compensation charge ($0.4 million, net of tax, or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.5 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcasting operating expenses.

These results reflect the reclassification of the operations of our Milwaukee stations to discontinued operations for all periods presented. These stations had net broadcasting revenue of approximately $0.5 million and generated a profit of $0.1 million for the quarter ended March 31, 2007 and net broadcasting revenue of approximately $0.3 million and generated a loss of $0.1 million for the quarter ended March 31, 2008.

Additionally, these results reflect the reclassification of the operations of CCM Magazine to discontinued operations for all periods presented. The magazine had non-broadcasting revenue of approximately $0.2 million and generated a profit of $0.1 million for the quarter ended March 31, 2008 and non-broadcasting revenue of $0.4 million and generated a profit of $0.1 million for the quarter ended March 31, 2007.

Other comprehensive loss of $2.1 million, net of tax, for the quarter ended March 31, 2008 and $0.3 million, net of tax, for the quarter ended March 31, 2007 is due to the change in fair market value of the company’s interest rate swaps.

Per share numbers are calculated based on 23,668,788 diluted weighted average shares for the quarter ended March 31, 2008, and 23,853,068 diluted weighted average shares for the comparable 2007 period.

Balance Sheet

As of March 31, 2008, the company had net debt of $338.4 million and was in compliance with the covenants of its credit facilities and bond indentures. The company’s bank leverage ratio was 5.89 versus a compliance covenant of 6.25 and its bond leverage ratio was 4.92 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions were completed since January 1, 2008:

•

KTEK (1110 AM) in Houston, Texas was sold for $7.8 million on March 28, 2008 which resulted in a pre-tax gain of $6.1 million;

•

WRRD (540 AM) in Milwaukee, Wisconsin, was sold for $3.8 million on March 28, 2008 which resulted in a pre-tax gain of $2.2 million; and

•

WMCU (formerly WTPS) in Miami, Florida was acquired for approximately $12.3 million on April 11, 2008 (Salem began operating the station under a local marketing agreement on October 18, 2007).

The following transactions are currently pending:

•

KKSN (910 AM) in Portland, Oregon will be acquired for approximately $4.5 million (Salem began operating this station under a local marketing agreement on February 1, 2007 with the call letters KTRO);

•

WAMD (970 AM) in Baltimore, Maryland will be acquired for approximately $3.0 million;

•

WHKZ (1440 AM) in Warren, Ohio will be sold for approximately $0.6 million;

•

WFZH (105.3 FM) in Milwaukee, Wisconsin, will be sold for approximately $8.1 million (the buyer began operating this station under a local marketing agreement on February 15, 2008); and

•

KKMO (1360 AM) in Seattle, Washington will be sold for approximately $3.7 million.

Second Quarter 2008 Outlook

For the second quarter of 2008, Salem is projecting total revenue to decrease in the low-single digit range over second quarter 2007 total revenue of $59.2 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets to increase in the low-single digit range over second quarter of 2007 operating expenses of $47.7 million.  This increase is impacted by our continued investment in our non-broadcast business.  Broadcasting operating expenses are projected to be flat as compared to second quarter 2007 broadcasting operating expenses of $33.2 million.

Conference Call Information

Salem will host a teleconference to discuss its results today, on May 8, 2008 at 5:00 p.m. Eastern Time. To access the teleconference, please dial 973-582-2717 ten minutes prior to the start time or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through May 22, 2008 and can be heard by dialing 706-645-9291, pass code 43492140 or on the investor relations portion of the company’s website, located at www.salem.cc.

In addition to its radio properties, Salem owns Salem Radio Network®, which syndicates talk, news and music programming to approximately 2,000 affiliates; Salem Radio Representatives™, a national radio advertising sales force; Salem Web Network™, an Internet provider of Christian content and online streaming; and Salem Publishing™, a publisher of Christian-themed magazines. Upon the close of all announced transactions, the company will own 95 radio stations, including 58 stations in 23 of the top 25 markets. Additional information about Salem may be accessed at the company’s website, www.salem.cc.

Company Contact:

Tomasita Aranda

Salem Communications

(805) 987-0400 ext. 1067

tomasitaa@salem.cc

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcasting revenues minus broadcasting operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before discontinued operations (net of tax), gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcasting industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcasting. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)

Net broadcasting revenue	$ 49,942	$ 48,359
Non-broadcast revenue	5,288	6,135
Total revenue	55,230	54,494
Operating expenses:
Broadcasting operating expenses	32,086	32,128
Non-broadcast operating expenses	4,958	6,239
Corporate expenses	5,814	5,277
Depreciation and amortization	3,868	3,931
Gain on disposal of assets	(3,269)	(6,014)
Total operating expenses	43,457	41,561
Operating income	11,773	12,933
Other income (expense):
Interest income	60	21
Interest expense	(6,454)	(6,074)
Other income (expense), net	(35)	(51)
Income from continuing operations before income taxes	5,344	6,829
Provision for income taxes	2,445	3,174
Income from continuing operations	2,899	3,655
Income from discontinued operations, net of tax	66	1,368
Net income	$ 2,965	$ 5,023
Other comprehensive loss, net of tax	(288)	(2,144)
Comprehensive income	$ 2,677	$ 2,879

Basic income per share before discontinued operations	$ 0.12	$ 0.15
Income from discontinued operations, net of tax	$ -	$ 0.06
Basic income per share after discontinued operations	$ 0.12	$ 0.21

Diluted income per share before discontinued operations	$ 0.12	$ 0.15
Income from discontinued operations, net of tax	$ -	$ 0.06
Diluted income per share after discontinued operations	$ 0.12	$ 0.21

Basic weighted average shares outstanding	23,848,603	23,668,788
Diluted weighted average shares outstanding	23,853,068	23,668,788

Other Data:
Station operating income	$ 17,856	$ 16,231
Station operating margin	35.8%	33.6%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2007	2008
	(unaudited)
Assets
Cash	$ 447	$ 1,349
Trade accounts receivable, net	30,030	29,138
Deferred income taxes	5,567	5,642
Other current assets	3,256	3,555
Assets held for sale	8,599	7,011
Property, plant and equipment, net	131,087	130,180
Intangible assets, net	492,156	490,253
Bond issue costs	444	407
Bank loan fees	1,994	1,741
Other assets	6,218	7,617
Total assets	$ 679,798	$ 676,893

Liabilities and Stockholders' Equity
Current liabilities	$ 26,290	$ 26,735
Long-term debt and capital lease obligations	350,106	340,700
Deferred income taxes	61,381	63,786
Other liabilities	8,843	8,871
Stockholders' equity	233,178	236,801
Total liabilities and stockholders' equity	$ 679,798	$ 676,893

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)
Capital expenditures
Acquisition related / income producing	$ 2,534	$ 1,374
Maintenance	2,650	1,557

Total capital expenditures	$ 5,184	$ 2,931

Tax information
Cash tax expense	$ 168	$ (62)
Deferred tax expense	2,277	3,236

Provision for income taxes	$ 2,445	$ 3,174

Tax benefit of non-book amortization	$ 4,176	$ 4,126

Reconciliation of Same Station Net Broadcasting Revenue to
Total Net Broadcasting Revenue
Net broadcasting revenue - same station	$ 48,432	$ 46,536
Net broadcasting revenue - acquisitions	50	510
Net broadcasting revenue - dispositions	296	253
Net broadcasting revenue - format changes	1,164	1,060

Total net broadcasting revenue	$ 49,942	$ 48,359

Reconciliation of Same Station Broadcasting Operating Expenses to
Total Broadcasting Operating Expenses
Broadcasting operating expenses - same station	$ 30,928	$ 30,371
Broadcasting operating expenses - acquisitions	100	452
Broadcasting operating expenses - dispositions	227	126
Broadcasting operating expenses - format changes	831	1,179

Total broadcasting operating expenses	$ 32,086	$ 32,128

Reconciliation of Same Station Station Operating Income to
Total Station Operating Income
Station operating income - same station	$ 17,504	$ 16,165
Station operating income - acquisitions	(50)	58
Station operating income - dispositions	69	127
Station operating income - format changes	333	(119)

Total station operating income	$ 17,856	$ 16,231

Salem Communications Corporation
Supplemental Information
(in thousands)

	Three Months Ended
	March 31,
	2007	2008
	(unaudited)
Reconciliation of Station Operating Income and Non-Broadcast
Operating Income to Operating Income
Station operating income	$ 17,856	$ 16,231
Non-broadcast operating income	330	(104)
Less:
Corporate expenses	(5,814)	(5,277)
Depreciation and amortization	(3,868)	(3,931)
Gain on disposal of assets	3,269	6,014

Operating income	$ 11,773	$ 12,933

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$ 13,091	$ 11,545
Less:
Stock-based compensation	(754)	(746)
Discontinued operations, net of tax	66	1,368
Gain on disposal of assets	3,269	6,014

EBITDA	15,672	18,181
Plus:
Interest income	60	21
Less:
Depreciation and amortization	(3,868)	(3,931)
Interest expense	(6,454)	(6,074)
Provision for income taxes	(2,445)	(3,174)

Net income	$ 2,965	$ 5,023

		Applicable
	Outstanding	Interest
	at 3/31/2008	Rate
Selected Debt and Swap Data
7 3/4% senior subordinated notes	$ 100,000	7.75%
Senior bank term loan B debt (1)	72,375	4.50%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.74%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.45%
Senior bank term loan C debt (swap matures 7/1/2012) (2)	30,000	6.28%
Senior bank term C debt (at variable rates) (1)	72,525	4.84%
Swingline credit facility (3)	1,394	5.00%

(1) Subject to rolling LIBOR plus a spread currently at 1.75% and incorporated into the rate set forth above.

(2) Under its swap agreements, the Company pays a fixed rate plus a spread based on the Company's leverage, as defined in its credit agreement. As of March 31, 2007, that spread was 1.75% and is incorporated into the applicable interest rates set forth above.

(3) Subject to prime interest rate less 0.25%.